Exhibit 5.1

August 22, 2023

Cingulate Inc.

1901 W. 47th Place

Kansas City, KS 66205

Ladies and Gentlemen:

We have acted as counsel for Cingulate Inc., a Delaware corporation (the “Company”), in connection with the proposed sale and issuance of (i) up to $5,750,000 of (A) shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock “), (B) pre-funded warrants (“Pre-Funded Warrants”) to purchase shares of common stock (the “Pre-Funded Warrant Shares”), (C) Series A warrants (the “Series A Warrants”) to purchase shares of Common Stock (the “Series A Warrant Shares”) and (D) Series B warrants (the “Series B Warrants,” together with the Series A Warrants, the “Investor Warrants”) to purchase shares of Common Stock (the “Series B Warrant Shares” and together with the Series A Warrant Shares, the “Investor Warrant Shares”) and (ii) warrants (the “Underwriter Warrants”) to purchase up to an amount of shares of Common Stock equal to 3.0% of the shares of Common Stock and Pre-Funded Warrants sold in the offering as contemplated pursuant to the Registration Statement (the “Underwriter Warrant Shares,” and, together with the Shares, Investor Warrants, Investor Warrant Shares, Pre-Funded Warrants, the Pre-Funded Warrant Shares, the “Securities”) pursuant to the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, together with the prospectus contained therein (the “Prospectus”). The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and the representative of the underwriters named therein. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Amended and Restated Certificate of Incorporation as currently in effect, (ii) the Company’s Amended and Restated Bylaws as currently in effect, (iii) the Registration Statement and related Prospectus, (iv) the form of Underwriting Agreement, (v) the form of Pre-Funded Warrant, (vi) the form of Series A Warrant, (vii) the form of Series B Warrant, (viii) the form of Underwriter Warrant, and (ix) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that (i) the Shares have been duly authorized for issuance, and when issued and sold in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, (ii) when the Pre-Funded Warrants have been duly executed and delivered by the Company and paid for in accordance with the terms of the Underwriting Agreement, the Pre-Funded Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles, (iii) the Pre-Funded Warrant Shares have been duly authorized and, when issued upon the due exercise of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable, (iv) when the Investor Warrants have been duly executed and delivered by the Company and paid for in accordance with the terms of the Underwriting Agreement, the Investor Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles, (v) the Investor Warrant Shares have been duly authorized and, when issued upon the due exercise of the Investor Warrants, will be validly issued, fully paid and non-assessable, (vi) the Underwriter Warrants have been duly executed and delivered by the Company and paid for in accordance with the terms of the Underwriting Agreement, the Underwriter Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles and (vii) the Underwriter Warrant Shares, have been duly authorized and, when issued upon the due exercise of the Underwriter Warrants, will be validly issued, fully paid and non-assessable.

Any additional Securities registered in reliance on Rule 462(b) under the Securities Act in connection with the offering are hereby expressly covered by this opinion. As used in this opinion, the term “Registration Statement” shall include any additional registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the offering and the term “Prospectus” shall include any prospectus deemed to be included in any such additional registration statement.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and the applicable laws of the State of New York and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP
Lowenstein Sandler LLP